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                                                               EXHIBIT 10.47a

                     SATISFACTION AND DISCHARGE OF INDENTURE

      This Satisfaction and Discharge of Indenture is dated as of January 27, 1997 between Aspect Telecommunications Corporation, corporation duly organized and existing under the laws of the State of California (the "Company"), having its principal place of business at 1730 Fox Drive, San Jose, CA 95131-2312, and State Street Bank and Trust Company of CA, N.A., as Trustee (the "Trustee"), having its principal corporate trust office at 725 South Figueroa Street, Suite 3100, Los Angeles, California 90017.

      WHEREAS, the Company and the Trustee are parties to an Indenture dated as of September 21, 1993 (the "Indenture") with respect to the issuance by the Company of $55,000,000 aggregate principal amount of 5% Convertible Subordinated Debentures due 2003 (the "Debentures"); and

      WHEREAS, all Debentures heretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 of the Indenture and (ii) Debentures for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.4 of the Indenture) have been delivered to the Trustee for cancellation; and

      WHEREAS, the Company has paid or caused to be paid all other sums payable by the Company pursuant to the Indenture; and

      WHEREAS, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in compliance with Section 16.5 of the Indenture; and

      WHEREAS, Section 13.1 of the Indenture provides that the Trustee shall, on demand of and at the cost and expense of the Company, execute proper instruments acknowledging satisfaction of and discharge of the Indenture;

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the receipt and adequacy of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Debentures as follows:

                                    ARTICLE I

                           SATISFACTION AND DISCHARGE

      1.1 The Indenture shall cease to be of further effect; provided, however, that notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company under Sections 2.6, 2.8, 8.6, 8.10 and Article XIII of the Indenture and the obligations of the Trustee under Sections 2.5(g), 2.6, 2.8, 16.11 and Articles VIII and XIII of the Indenture shall survive.

      1.2 The Company hereby orders the Trustee to destroy all canceled Debentures held by the Trustee in a manner customarily used to destroy such debentures. Promptly upon completion of such

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destruction, the Trustee shall furnish to the Company a certificate stating that such Debentures have been destroyed.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

      2.1 Terms not otherwise defined in this agreement shall have the meanings assigned to them in the Indenture.

      2.2 This agreement shall be governed by, and construed in accordance with, the laws of the State of California.

      2.3 This agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.


      IN WITNESS WHEREOF, the parties hereto have caused this Satisfaction and Discharge of Indenture to be duly executed as of the date written above.

ASPECT TELECOMMUNICATIONS CORPORATION
A California Corporation


/s/ Eric J .Keller
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Eric J. Keller,
Vice President, Finance and Chief Financial Officer


STATE STREET BANK AND TRUST COMPANY OF CA, N.A.
By:         /s/ John T. Deleray
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Name:       John T. Deleray
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Title:      Assistant Vice President
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